Exhibit 99.1

        America Service Group Announces Second Quarter Results
                          and Contract Update

     BRENTWOOD, Tenn.--(BUSINESS WIRE)--July 26, 2004--

                 Company Selected As Medical Provider
          To Negotiate Renewal Contracts For New York City;
         Alameda County, California; And City Of Philadelphia

    Second Quarter Highlights:

    -- Net income of $4.3 million for the quarter compared with net loss of $1.9 million in prior year quarter

    -- Adjusted EBITDA increase of 47% from the prior year period to $7.2 million

    --  Cash balances increased to $7.6 million

    -- Company benefits from reversal of deferred tax valuation allowance and records previously announced loss contract charge

    America Service Group Inc. (NASDAQ:ASGR) announced today results for the second quarter and six months ended June 30, 2004.
    Commenting on second quarter results, Michael Catalano, chairman, president and chief executive officer of America Service Group, said, "The Company's financial position is improving as cash balances continue to build. We are pleased that the Company has been selected as the medical provider to negotiate renewed contracts with New York City; Alameda County, California; and the City of Philadelphia."

    FAS 144 Impact on Income Statement Presentation Format

    As noted in our 2003 annual report on Form 10-K, the Company is applying the discontinued operations provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 144 ("FAS 144") to all service contracts that expire subsequent to January 1, 2002. FAS 144 requires the Company to follow the income statement presentation format described in FAS 144. The results of operations of contracts that expire, less applicable income taxes, are classified on the Company's consolidated income statement separately from continuing operations. The presentation prescribed for discontinued operations requires the collapsing of healthcare revenues and expenses, as well as other specifically identifiable costs, into the income or loss from discontinued operations, net of taxes. Items such as indirect selling, general and administrative expenses or interest expense cannot be allocated to expired contracts. The application of the FAS 144 accounting presentation to expired contracts has no impact on net income, earnings per share, total cash flows or stockholders' equity.
    As a result of the application of FAS 144, "healthcare revenues" and "healthcare expenses" on the Company's consolidated income statement for any period presented will only include revenues and expenses from continuing contracts. The Company will also discuss "Total Revenues," "Total Healthcare Expenses," and "Total Gross Margin," which will include all of the Company's revenues and healthcare expenses for a period (i.e., healthcare revenues plus revenues from expired service contracts, or healthcare expenses plus expenses from expired contracts). Total Gross Margin is defined as Total Revenues less Total Healthcare Expenses. Total Gross Margin excludes loss contract reserve utilization.

    Results for Second Quarter and Six Months Ended June 30, 2004

    Healthcare revenues for the second quarter of 2004 were $171.9 million, an increase of 35.8% over the prior year quarter. Healthcare revenues for the six months ended June 30, 2004, were $338.6 million, an increase of 36.0% over the prior year period. Total Revenues for the second quarter of 2004 were $172.7 million, an increase of 25.7% over the prior year quarter. Total Revenues for the six months ended June 30, 2004, were $341.0 million, an increase of 24.3% over the prior year period.
    Healthcare expenses for the second quarter of 2004 were $160.3 million, or 93.3% of healthcare revenues, as compared with $119.1 million, or 94.1% of healthcare revenues, in the prior year quarter. Healthcare expenses for the six months ended June 30, 2004, were $316.1 million, or 93.3% of healthcare revenues, as compared with $233.8 million, or 93.9% of healthcare revenues, in the prior year period. Total Healthcare Expenses for the second quarter of 2004 were $161.0 million, or 93.2% of Total Revenues, as compared with $128.9 million, or 93.9% of Total Revenues, in the prior year quarter. Total Healthcare Expenses for the six months ended June 30, 2004, were $318.2 million, or 93.3% of Total Revenues, as compared with $257.1 million, or 93.7% of Total Revenues, in the prior year period.
    As previously announced, the Company recorded in the second quarter of 2004 a pre-tax loss contract charge of $6.8 million, effective June 1, 2004, to cover estimated future losses and allocated overhead related to its Maryland Department of Public Safety and Correctional Services contract until its expiration on June 30, 2005.
    Gross margin for the second quarter of 2004 was $4.8 million, or 2.8% of healthcare revenues, as compared with $7.5 million, or 5.9% of healthcare revenues, in the prior year quarter. Gross margin for the six months ended June 30, 2004, was $15.7 million, or 4.7% of healthcare revenues, as compared with $15.2 million, or 6.1% of healthcare revenues, in the prior year period. Included in the current year second quarter and first six months gross margin is the negative impact of the $6.8 million loss contract charge discussed above. Total Gross Margin for the second quarter of 2004 was $11.7 million, or 6.8% of Total Revenues, as compared with $8.4 million, or 6.1% of Total Revenues, in the prior year quarter. Total Gross Margin for the six months ended June 30, 2004, was $22.8 million, or 6.7% of Total Revenues, as compared with $17.1 million, or 6.3% of Total Revenues, in the prior year period.
    Selling, general and administrative expenses for the second quarter of 2004 were $4.5 million, or 2.6% of healthcare revenues, as compared with $3.5 million, or 2.8% of healthcare revenues, in the prior year quarter. Selling, general and administrative expenses for the six months ended June 30, 2004, were $8.9 million, or 2.6% of healthcare revenues, as compared with $7.0 million, or 2.8% of healthcare revenues, in the prior year period. Selling, general and administrative expenses as a percentage of Total Revenues for the second quarter of 2004 and the six months ended June 30, 2004, were 2.6%, consistent with levels in the prior year quarter and first six months.
    Selling, general and administrative expenses for the second quarter of 2004 included a $500,000 legal reserve, which represents the Company's estimate of the probable loss associated with a recent, unexpected jury verdict adverse to EMSA Limited Partnership, an operating subsidiary of the Company, in Florida of approximately $1.2 million plus potential interest. This is a 12 year old case that relates to a lease dispute in connection with a line of business managing physician clinics operated by the entity prior to its acquisition by the Company in 1999. The Company did not acquire this line of business or assume the sublease, which had previously expired, from the seller under the transaction, although it has been forced to defend the case as the seller has not yet assumed responsibility. Since the verdict is not a final judgment, the Company is pursuing relief from the primary amount of the verdict when the judge hears post-verdict motions in late August. The Company remains optimistic that the ultimate judgment will be substantially less than the jury verdict in the matter. In addition, the Company intends to pursue the seller for reimbursement for all costs associated with this case as well as any judgment returned. Such reimbursement is not reflected in the Company's current legal reserve estimate.
    Adjusted EBITDA for the second quarter of 2004 was $7.2 million, an increase of 46.9% as compared with $4.9 million in the prior year quarter. Adjusted EBITDA for the six months ended June 30, 2004, was $13.9 million, an increase of 37.1%, as compared with $10.1 million in the prior year period. As reflected in the attached schedule, the Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, amortization, loss contract charges and the charge for settlement of a Florida legal matter recorded in the first quarter of 2004. The Company includes in Adjusted EBITDA the results of discontinued operations under the same definition.
    Depreciation and amortization expense for the second quarter of 2004 was $1.0 million as compared with $1.1 million in the prior year quarter. Depreciation and amortization expense for the six months ended June 30, 2004, was $2.0 million as compared with $2.1 million in the prior year period.
    The loss from operations for the second quarter of 2004 was $653,000 as compared with income from operations of $2.9 million in the prior year quarter. The loss from operations for the six months ended June 30, 2004, was $285,000 as compared with income from operations of $6.1 million in the prior year period. Included in the current year results is the negative impact of the $ 6.8 million loss contract charge recorded in the second quarter and the $5.2 million charge for settlement of a Florida legal matter recorded in the first quarter.
    Net interest expense for the second quarter of 2004 was $453,000 as compared with $1.0 million in the prior year quarter. Net interest expense for the six months ended June 30, 2004, was $964,000 as compared with $2.1 million in the prior year period.
    The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS No.
109). Since December 31, 2001, the Company has maintained a 100% valuation allowance equal to its net deferred tax assets. Based upon the Company's results of operations since December 31, 2001, and the expected profitability in this and future years, the Company has concluded, effective June 30, 2004, that it is more likely than not that substantially all of its deferred tax assets will be realized. As a result, in accordance with SFAS No. 109, $9.2 million of the valuation allowance applied to such deferred tax assets has been reversed in the second quarter of 2004. Reversal of this valuation allowance resulted in a noncash income tax benefit in the second quarter of 2004 of $5.3 million. This benefit represents the Company's estimated realizable net deferred tax assets, excluding those deferred tax assets that resulted from the exercise of employee stock options. The reversal of the valuation allowance that relates to the Company's estimated realizable deferred tax assets resulting from the exercise of employee stock options was $3.9 million and has been recorded as a direct increase to additional paid-in capital in the shareholders' equity portion of the Company's balance sheet as of June 30, 2004.
    The income tax benefit for the second quarter of 2004 was $5.3 million and the income tax benefit for the six months ended June 30, 2004, was $5.0 million, reflecting the valuation allowance reversal benefit of $5.3 million in the second quarter of 2004 discussed above. The income tax provision was $232,000 in the prior year quarter and $381,000 in the prior year six-month period.
    As a result of the reversal of the valuation allowance, effective June 30, 2004, the Company expects to begin providing for an income tax provision at a rate on income before taxes equal to the combined federal and state effective tax rates, currently estimated to be 40%, beginning with the third quarter of 2004.
    Income from continuing operations for the second quarter of 2004 was $4.2 million as compared with $1.6 million in the prior year quarter. Income from continuing operations for the six months ended June 30, 2004, was $3.7 million as compared with $3.6 million in the prior year period. Included in the current year results is the negative impact of the $6.8 million loss contract charge recorded in the second quarter and the $5.2 million charge for settlement of a Florida legal matter recorded in the first quarter, as well as the positive impact of the $5.3 million valuation allowance reversal to income taxes recorded in the second quarter.
    Income from discontinued operations, net of tax, for the second quarter of 2004 was $80,000 as compared with a loss of $3.6 million in the prior year quarter. Income from discontinued operations, net of tax, for the six months ended June 30, 2004, was $217,000 as compared with a loss of $2.7 million in the prior year period. Included in the prior year discontinued operations results is the negative impact of a $4.5 million increase in the Company's loss contract reserve recorded in the second quarter.
    Net income for the second quarter of 2004 was $4.3 million, or $0.60 basic and $0.58 diluted per common share, as compared with a net loss of $1.9 million, or $0.31 basic and $0.30 diluted per common share in the prior year quarter. Net income for the six months ended June 30, 2004, was $3.9 million, or $0.56 basic and $0.54 diluted per common share, as compared with $974,000 or $0.16 basic and $0.15 diluted per common share, in the prior year period. Included in the current year results is the negative impact of the $6.8 million loss contract charge recorded in the second quarter and the $5.2 million charge for the settlement of a Florida legal matter recorded in the first quarter, as well as the positive impact of the $5.3 million valuation allowance reversal recorded to income taxes in the second quarter. Included in the prior year results is the negative impact of the $4.5 million increase in the Company's loss contract reserve recorded in the second quarter.
    Cash balances were $7.6 million at June 30, 2004, as compared with $3.4 million at March 31, 2004, and $1.2 million at December 31, 2003. Total debt outstanding was $2.4 million at June 30, 2004, as compared with $3.1 million at March 31, 2004, and $3.6 million at December 31, 2003.

    Contract Renewal Update

    As previously announced on May 25, 2004, the Company has been notified by the New York City Department of Health and Mental Hygiene of its recommendation for award to Prison Health Services, Inc. (PHS), the Company's operating subsidiary, of the contract to provide comprehensive medical, mental health, dental and ancillary services to inmates in the custody of the New York City Department of Corrections. Final negotiations are proceeding on the contract.
    As previously announced on June 30, 2004, PHS has been recommended for award of a new three-year contract to provide comprehensive healthcare services for detention and correction facilities in Alameda County, California. Final negotiations are proceeding on the contract.
    The Company announced today that it has been notified by the City of Philadelphia Prison System of the selection of PHS as the medical services provider to enter contract negotiations for healthcare services to the detainees under the care of the system. The Company is currently operating on a cost-plus, fixed-fee basis extension, which was extended in order to allow the City of Philadelphia to complete its request for proposal process.

    Conference Call

    A listen-only simulcast and replay of America Service Group's second quarter conference call will be available online at www.asgr.com or www.fulldisclosure.com on July 27, 2004, beginning at 11:00 a.m. Eastern time. In addition, a copy of the press release containing the related financial information can be found on the Company's website.
    America Service Group Inc., based in Brentwood, Tennessee, is the leading provider of correctional healthcare services in the United States. America Service Group Inc., through its subsidiaries, provides a wide range of healthcare and pharmacy programs to government agencies for the medical care of inmates.
    This release contains certain financial information not derived in accordance with accounting principles generally accepted in the United States ("GAAP"). The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. A discussion of the Company's definition of such information and reconciliation to the most comparable GAAP measure is included below.
    This press release may contain "forward-looking" statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. As such, they involve risk and uncertainty that actual results may differ materially from those projected in the forward-looking statements including, without limitation, risks related to the following: the Company's ability to retain existing client contracts and obtain new contracts; whether or not government agencies continue to privatize correctional healthcare services; increased competition for new contracts and renewals of existing contracts; the Company's ability to execute its expansion strategies; the Company's ability to limit its exposure for catastrophic illnesses and injuries in excess of amounts covered under contracts or insurance coverage; the outcome of pending litigation; and the Company's dependence on key personnel. A discussion of these important factors and assumptions regarding the statements and risks involved is contained in the Company's annual report on Form 10-K and other filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this release. The Company assumes no obligations to update or revise them or provide reasons why actual results may differ.


                      AMERICA SERVICE GROUP INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except per share data)

                                            Three Months Ended
                                  June 30,   % of    June 30,   % of
                                    2004    Revenue    2003    Revenue
                                  --------   -----   --------   -----
Healthcare revenues               $171,938   100.0   $126,565   100.0
Healthcare expenses                160,347    93.3    119,108    94.1
Charge for loss contract             6,800     3.9         --      --
                                  --------   -----   --------   -----
   Gross margin                      4,791     2.8      7,457     5.9
Selling, general and
 administrative expenses             4,465     2.6      3,524     2.8
Depreciation and
 amortization                          979     0.6      1,066     0.8
                                  --------   -----   --------   -----
   Income (loss)
    from operations                   (653)   (0.4)     2,867     2.3
Interest, net                          453     0.2      1,001     0.8
                                  --------   -----   --------   -----
   Income (loss) before income
    tax provision (benefit)         (1,106)   (0.6)     1,866     1.5
Income tax provision (benefit)      (5,329)   (3.1)       232     0.2
                                  --------   -----   --------   -----
 Income from
  continuing operations              4,223     2.5      1,634     1.3
Income (loss) from discontinued
 operations, net of tax                 80      --     (3,559)   (2.8)
                                  --------   -----   --------   -----
   Net income (loss)                $4,303     2.5    $(1,925)   (1.5)
                                  ========   =====   ========   =====

Income (loss) per common
 share - basic:
  Income from
   continuing operations             $0.59              $0.26
 Income (loss) from discontinued
  operations, net of tax              0.01              (0.57)
                                  --------           --------
   Net income (loss)                 $0.60             $(0.31)
                                  ========           ========
Income (loss) per common
 share - diluted:
  Income from
   continuing operations             $0.57              $0.25
 Income (loss) from discontinued
  operations, net of tax              0.01              (0.55)
                                  --------           --------
   Net income (loss)                 $0.58             $(0.30)
                                  ========           ========

Weighted average
 shares outstanding:
  Basic                              7,128              6,294
                                  ========           ========
  Diluted                            7,356              6,422
                                  ========           ========

                      AMERICA SERVICE GROUP INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except per share data)

                                             Six Months Ended
                                  June 30,   % of    June 30,    % of
                                    2004    Revenue    2003    Revenue
                                  --------   -----   --------   -----
Healthcare revenues               $338,635   100.0   $249,062   100.0
Healthcare expenses                316,087    93.3    233,836    93.9
Charge for loss contract             6,800     2.0       --     -
                                  --------   -----   --------   -----
   Gross margin                     15,748     4.7     15,226     6.1
Selling, general and
 administrative expenses             8,881     2.6      7,002     2.8
Depreciation and amortization        1,952     0.6      2,149     0.9
Charge for settlement of
 Florida legal matter                5,200     1.6       --     -
                                  --------   -----   --------   -----
   Income (loss) from operations      (285)   (0.1)     6,075     2.4
Interest, net                          964     0.3      2,064     0.8
                                  --------   -----   --------   -----
   Income (loss) before income
    tax provision (benefit)         (1,249)   (0.4)     4,011     1.6
Income tax provision (benefit)      (4,977)   (1.5)       381     0.1
                                  --------   -----   --------   -----
   Income from
    continuing operations            3,728     1.1      3,630     1.5
Income (loss) from discontinued
 operations, net of tax                217     0.1     (2,656)   (1.1)
                                  --------   -----   --------   -----
   Net income                       $3,945     1.2       $974     0.4
                                  ========   =====   ========   =====

Income (loss) per common
 share - basic:
  Income from
   continuing operations             $0.53              $0.58
  Income (loss) from discontinued
   operations, net of tax             0.03              (0.42)
                                  --------           --------
   Net income                        $0.56              $0.16
                                  ========           ========
Income (loss) per common
 share - diluted:
  Income from
   continuing operations             $0.51              $0.57
 Income (loss) from discontinued
  operations, net of tax              0.03              (0.42)
                                  --------           --------
   Net income                        $0.54              $0.15
                                  ========           ========

Weighted average
 shares outstanding:
  Basic                              7,099              6,251
                                  ========           ========
  Diluted                            7,322              6,385
                                  ========           ========

                      AMERICA SERVICE GROUP INC.
                      CONSOLIDATED BALANCE SHEETS
                            (In thousands)
                                                  June 30,   Dec. 31,
                                                    2004       2003
                                                  --------   --------
                                ASSETS

Current assets:
 Cash and cash equivalents                          $7,560     $1,157
 Accounts receivable, healthcare
  and other less allowances                         74,606     61,236
 Inventories                                         6,614      6,640
 Prepaid expenses and other current assets           8,612     12,104
 Current deferred tax assets                         3,514       --
                                                  --------   --------
Total current assets                               100,906     81,137
Property and equipment, net                          4,735      4,619
Goodwill, net                                       43,896     43,896
Contracts, net                                       9,607     10,421
Other intangibles, net                               1,183      1,283
Other assets                                        18,981     17,067
Noncurrent deferred tax assets                       5,681       --
                                                  --------   --------
Total assets                                      $184,989   $158,423
                                                  ========   ========

                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable                                  $42,235    $32,059
 Medical claims liability                           25,384     20,068
 Accrued expenses                                   42,337     38,581
 Deferred revenue                                    3,011      7,962
 Current portion of loss contract reserve            6,094        322
 Current portion of long-term debt                   1,667      1,667
 Revolving credit facility classified
  as current per EITF 95-22                           --          365
                                                  --------   --------
Total current liabilities                          120,728    101,024
Noncurrent portion of accounts payable
 and accrued expenses                               14,989     16,513
Noncurrent portion of loss contract reserve           --          402
Long-term debt, net of current portion                 694      1,527
                                                  --------   --------
Total liabilities                                  136,411    119,466
                                                  --------   --------
Stockholders' equity:
 Common stock                                           72         71
 Additional paid-in capital                         53,792     48,115
 Stockholder note receivable                           (50)       (48)
  Accumulated deficit                               (5,236)    (9,181)
                                                  --------   --------
Total stockholders' equity                          48,578     38,957
                                                  --------   --------
Total liabilities and stockholders' equity        $184,989   $158,423
                                                  ========   ========

                      AMERICA SERVICE GROUP INC.
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)

                                                    Six Months Ended
                                                        June 30,
                                                    2004        2003
                                                  --------   --------
Operating Activities
Net income                                          $3,945       $974
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation and amortization                      1,965      2,175
  Loss on retirement of fixed assets                  --          143
  Finance cost amortization                            297        280
  Increase in loss contract reserve                   --        4,500
  Charge for loss contract                           6,800       --
  Deferred income taxes                             (5,255)      --
  Interest on stockholders' notes receivable            (2)       (37)
  Changes in operating assets and liabilities:
   Accounts receivable, net                        (13,370)    17,182
   Inventories                                          26         35
   Prepaid expenses and other current assets         3,492        584
   Other assets                                     (2,203)       244
   Accounts payable                                 10,176     (6,265)
   Medical claims liability                          5,316     (1,954)
   Accrued expenses                                  2,222     (2,124)
   Deferred revenue                                 (4,951)    (3,969)
   Loss contract reserve utilization                (1,430)    (2,911)
                                                  --------   --------
   Net cash provided by operating activities         7,028      8,857
                                                  --------   --------

Investing Activities
Capital expenditures                                (1,165)      (390)
                                                  --------   --------
   Net cash used in investing activities            (1,165)      (390)
                                                  --------   --------

Financing Activities
Net payments on line of credit and term loan        (1,198)   (13,617)
Decrease in restricted cash                           --        6,250
Issuance of common stock                               205        205
Exercise of stock options                            1,533      1,724
                                                  --------   --------
   Net cash provided by (used in)
    financing activities                               540     (5,438)
                                                  --------   --------

Net increase in cash and cash equivalents            6,403      3,029
Cash and cash equivalents at beginning of period     1,157      3,770
                                                  --------   --------
Cash and cash equivalents at end of period          $7,560     $6,799
                                                  ========   ========

                      AMERICA SERVICE GROUP INC.
  SCHEDULE OF INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX
                            (In thousands)

                                           Three Months Ended
                                  June 30,   % of    June 30,   % of
                                    2004   Revenue     2003    Revenue
                                  --------   -----   --------   -----
Healthcare revenues                   $718   100.0    $10,778   100.0
Healthcare expenses                    627    87.3      9,797    90.9
Increase in loss contract reserve       --      --      4,500    41.7
                                  --------   -----   --------   -----
   Gross margin                         91    12.7     (3,519)  (32.6)
Depreciation and amortization            7     1.0         10     0.1
                                  --------   -----   --------   -----
   Income (loss) from discontinued
    operations before tax               84    11.7     (3,529)  (32.7)
Income tax provision                     4     0.6         30     0.3
                                  --------   -----   --------   -----
   Income (loss) from discontinued
    operations, net of tax             $80    11.1    $(3,559)  (33.0)
                                  ========   =====   ========   =====

                                            Six Months Ended
                                  June 30,   % of    June 30,   % of
                                    2004    Revenue    2003    Revenue
                                  --------   -----   --------   ------
Healthcare revenues                 $2,326   100.0    $25,164   100.0
Healthcare expenses                  2,079    89.4     23,241    92.3
Increase in loss contract reserve       --      --      4,500    17.9
                                  --------   -----   --------   -----
   Gross margin                        247    10.6     (2,577)  (10.2)
Depreciation and amortization           13     0.5         28     0.2
                                  --------   -----   --------   -----
   Income (loss) from discontinued
    operations before tax              234    10.1     (2,605)  (10.4)
Income tax provision                    17     0.8         51     0.2
                                  --------   -----   --------   -----
   Income (loss) from discontinued
    operations, net of tax            $217     9.3    $(2,656)  (10.6)
                                  ========   =====   ========   =====

                      AMERICA SERVICE GROUP INC.
          DISCUSSION AND RECONCILIATION OF NON-GAAP MEASURES
                            (In thousands)

This release contains certain financial information not derived in accordance with accounting principles generally accepted in the United States ("GAAP"). The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. A discussion of the Company's definition of such information and reconciliation to the most comparable GAAP measure is included below.

                            ADJUSTED EBITDA

The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, amortization, loss contract charges and the charge for settlement of a Florida legal matter. The Company includes in Adjusted EBITDA the results of discontinued operations under the same definition.

The Company believes that Adjusted EBITDA is an important operating measure that supplements discussions and analysis of the Company's results of operations. The Company believes that it is useful to investors to provide disclosures of its results of operations on the same basis as that used by management, bankers and analysts. The Company's management, bankers and analysts rely upon Adjusted EBITDA as a key measure to review and assess operating performance. Adjusted EBITDA is utilized by management, bankers and analysts to compare the Company's current operating results with the corresponding periods in the previous year and to compare the Company's operating results with other companies in the healthcare industry.

Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States and should not be considered an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities as a measure of liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.

        RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

                                                   Three Months Ended
                                                        June 30,
                                                    2004        2003
                                                  --------   --------
Net income (loss)                                   $4,303    $(1,925)
Depreciation and taxes included in income (loss)
 from discontinued operations                           11         40
Increase in loss contract reserve included
 in income (loss) from discontinued operations        --        4,500
Income tax provision (benefit)                      (5,329)       232
Interest, net                                          453      1,001
Charge for loss contract                             6,800       --
Depreciation and amortization                          979      1,066
                                                  --------   --------
Adjusted EBITDA                                     $7,217     $4,914
                                                  ========   ========

                                                    Six Months Ended
                                                        June 30,
                                                    2004        2003
                                                  --------   --------
Net income                                          $3,945       $974
Depreciation and taxes included in income (loss)
 from discontinued operations                           30         79
Increase in loss contract reserve included in
 income (loss) from discontinued operations             --      4,500
Income tax provision (benefit)                      (4,977)       381
Interest, net                                          964      2,064
Charge for loss contract                             6,800         --
Charge for settlement of Florida legal matter        5,200         --
Depreciation and amortization                        1,952      2,149
                                                  --------   --------
Adjusted EBITDA                                    $13,914    $10,147
                                                  ========   ========


   TOTAL REVENUES, TOTAL HEALTHCARE EXPENSES AND TOTAL GROSS MARGIN

The Company defines Total Revenues as healthcare revenues plus revenues from expired service contracts classified as discontinued operations. The Company defines Total Healthcare Expenses as healthcare expenses plus expenses from expired contracts classified as discontinued operations. The Company defines Total Gross Margin as Total Revenues less Total Healthcare Expenses. Total Gross Margin excludes loss contract reserve utilization.

The Company believes that Total Revenues, Total Healthcare Expenses and Total Gross Margin are useful measurements when comparing the Company's performance for such items as selling, general and administrative expenses, interest expense or tax expense as a percentage of revenue between periods. As a result of the application of FAS 144, "healthcare revenues," "healthcare expenses," and "gross margin" on the Company's consolidated income statement for any period presented will only include revenues and expenses from continuing contracts.

        RECONCILIATION OF HEALTHCARE REVENUES TO TOTAL REVENUES

                                                   Three Months Ended
                                                        June 30,
                                                    2004        2003
                                                  --------   --------
Healthcare revenues                               $171,938   $126,565
Healthcare revenues included in income (loss)
 from discontinued operations                          718     10,778
                                                  --------   --------
Total Revenues                                    $172,656   $137,343
                                                  ========   ========

                                                    Six Months Ended
                                                        June 30,
                                                    2004        2003
                                                  --------   --------
Healthcare revenues                               $338,635   $249,062
Healthcare revenues included in income (loss)
 from discontinued operations                        2,326     25,164
                                                  --------   --------
Total Revenues                                    $340,961   $274,226
                                                  ========   ========

  RECONCILIATION OF HEALTHCARE EXPENSES TO TOTAL HEALTHCARE EXPENSES

                                                   Three Months Ended
                                                        June 30,
                                                    2004        2003
                                                  --------   --------
Healthcare expenses                               $160,347   $119,108
Healthcare expenses included in income (loss)
 from discontinued operations                          627      9,797
                                                  --------   --------
Total Healthcare Expenses                         $160,974   $128,905
                                                  ========   ========

                                                    Six Months Ended
                                                        June 30,
                                                    2004        2003
                                                  --------   --------
Healthcare expenses                               $316,087   $233,836
Healthcare expenses included in income (loss)
 from discontinued operations                        2,079     23,241
                                                  --------   --------
Total Healthcare Expenses                         $318,166   $257,077
                                                  ========   ========


         RECONCILIATION OF GROSS MARGIN TO TOTAL GROSS MARGIN

                                                   Three Months Ended
                                                        June 30,
                                                    2004        2003
                                                  --------   --------
Gross margin                                        $4,791     $7,457
Gross margin included in income (loss)
 from discontinued operations                           91     (3,519)
Increase in loss contract reserve included
 in income (loss) from discontinued operations         --       4,500
Charge for loss contract                             6,800        --
                                                  --------   --------
Total Gross Margin                                 $11,682     $8,438
                                                  ========   ========

                                                    Six Months Ended
                                                        June 30,
                                                    2004       2003
                                                  --------   --------
Gross margin                                       $15,748    $15,226
Gross margin included in income (loss)
 from discontinued operations                          247     (2,577)
Increase in loss contract reserve included
 in income (loss) from discontinued operations          --      4,500
Charge for loss contract                             6,800         --
                                                  --------   --------
Total Gross Margin                                 $22,795    $17,149
                                                  ========   ========




    CONTACT: America Service Group
             Michael Catalano or Michael W. Taylor, 615-373-3100